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                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our report dated February 7, 2002 accompanying the consolidated financial statements included in the Annual Report of Apogee Technology, Inc. and Subsidiary on Form 10-KSB for the year ended December 31, 2001. We consent to the use of the aforementioned report which is incorporated by reference in the Registration Statement of Apogee Technology, Inc. on Form S-8.


                                        /s/ Yohalem Gillman & Company LLP
                                        ---------------------------------------
                                            Yohalem Gillman & Company LLP

New York, New York
June 14, 2002